Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-67808, 333-90984, 333-110426 and 333-136742) and Forms S-8 (Nos. 333-31930, 333-60984, 333-114271, 333-117662, 333-136737, 333-136738, 333-155347, 333-155349 and 333-179235) of Ultralife Corporation of our reports dated March 13, 2012 relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Ultralife Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Troy, Michigan

March 13, 2012